Exhibit 99.1

Press Release Release Date: September 28, 2021

Uniti Group Inc. Announces Private Offering of Senior Notes

Issues Conditional Notice of Redemption for 7.125% Senior Notes Due 2024

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company,” “Uniti,” or “we”) (Nasdaq: UNIT) today announced that its subsidiaries, Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc. and CSL Capital, LLC (together, the “Issuers”), have commenced an offering of $700 million aggregate principal amount of senior notes due 2030 (the “New Notes”). The New Notes will be guaranteed on a senior unsecured basis by the Company and by each of its subsidiaries (other than the Issuers) that guarantees indebtedness under the Company’s senior secured credit facilities and the Company’s existing notes (except initially those subsidiaries that require regulatory approval prior to guaranteeing the New Notes).

The Issuers intend to use the net proceeds from the offering of the New Notes to fund the redemption (the “Redemption”) in full of the outstanding 7.125% senior notes due 2024 (the “2024 Senior Notes”), including related premiums, fees and expenses in connection with the foregoing. The Issuers will redeem the 2024 Senior Notes on December 15, 2021 (the “Redemption Date”) at a redemption price of 101.781% of the principal amount of 2024 Senior Notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Issuers will use any remaining net proceeds to prepay settlement obligations under the settlement agreement Uniti entered into with Windstream Holdings, Inc. (together with Windstream Holdings II, LLC, its successor in interest, and its subsidiaries, “Windstream”) in connection with Windstream’s emergence from bankruptcy. The notice of redemption issued today for the 2024 Senior Notes is conditioned upon completion of one or more debt financings in an aggregate principal amount of at least $700 million. This press release does not constitute a notice of redemption with respect to the 2024 Senior Notes.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of June 30, 2021, Uniti owns approximately 123,000 fiber route miles, 7.1 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including those regarding the proposed offering of the New Notes.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the U.S. Securities and Exchange Commission.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com